Exhibit 99.1

Brookline Bancorp Announces 2005 First Quarter Operating Results and Dividend Declaration

    BROOKLINE, Mass.--(BUSINESS WIRE)--April 21, 2005--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2005 first quarter and the approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable May 13, 2005 to stockholders of record on April 29, 2005.
    The Company earned $5,532,000, or $0.09 per share (on a basic and diluted basis), for the quarter ended March 31, 2005 compared to $4,652,000, or $0.08 per share (on a basic and diluted basis), for the quarter ended March 31, 2004. Included in the 2005 and 2004 quarterly periods are after-tax securities gains of $381,000 and $373,000, respectively. The 18.9% increase in quarterly earnings was attributable primarily to the inclusion of the operating results of Mystic Financial, Inc. and its subsidiaries ("Mystic") and improvement in the Company's net interest margin.
    As previously reported, the Company acquired Mystic on January 7, 2005 for approximately $65.5 million. That amount consisted of the issuance of 2,516,525 shares of the Company's common stock, payment of cash of approximately $27.7 million and related income tax benefits of approximately $1.3 million. Mystic was the parent of Medford Co-operative Bank ("Medford"), a bank with seven retail offices. Total assets acquired were approximately $440 million, including loans of $343 million, and deposits assumed were approximately $331 million. Of the total premium paid, approximately $11.8 million was classified as a core deposit intangible asset to be amortized to expense on an accelerated basis over nine years and approximately $36.6 million was classified as goodwill. Amortization of the core deposit intangible, which is deductible for income tax purposes, amounted to $593,000 in the 2005 quarter. Goodwill, which is not tax deductible, will be subject to at least an annual test for impairment. If impairment is deemed to have occurred, the amount of impairment will be charged to expense when identified.
    As part of the acquisition, Mystic was merged into the Company and, on April 11, 2005, the operating systems of Medford were converted to the Company's operating systems. Merger/conversion related expenses of $382,000 were incurred in the quarter ended March 31, 2005. Annualized cost savings will substantially exceed the 30% savings rate projected at the time the acquisition was announced.
    Net interest income was $4,879,000, or 40.1%, higher in the 2005 quarter compared to the 2004 quarter as a result of a $535 million (34.9%) increase in average earning assets and improvement in interest rate spread from 2.29% to 2.59% and interest rate margin from 3.19% to 3.31% in the respective quarters. The asset growth was attributable to the Mystic acquisition and the indirect automobile loan portfolio which increased $143 million in average balances outstanding between the 2005 and 2004 quarters.
    We have previously reported that the Company's net interest margin is greatly influenced by interest rates established by the Federal Reserve for overnight borrowings between banks. Since a high percent of the Company's assets (28.9% in the 2005 quarter and 38.8% in the 2004 quarter) are funded by stockholders' equity for which there is no charge for interest expense, declining rates cause a greater reduction in interest income from lower asset yields than the reduction in interest expense from lower rates paid on deposits and borrowed funds. Rising interest rates cause the opposite effect. In the second half of 2004, the Federal Reserve increased the overnight borrowing rate from 1.00% to 2.25% and, in the 2005 first quarter, to 2.75%. These rate increases had a positive impact on the Company's net interest income in the 2005 first quarter. In anticipation of a rising interest rate environment, the Company has restricted its purchase of investments over the past year to securities with maturities of two years or less and has funded part of its loan growth with fixed rate borrowings that mature in periods in the two to three year range. Trends in interest rates depend on many factors and, accordingly, actual rates in the future could vary significantly with the Company's rate predictions.
    To reduce the risk related to rising interest rates resulting from the Mystic acquisition, in the 2005 quarter, the Company sold $29.9 million of fixed rate residential mortgage loans with 15 to 30 year maturities and $8.6 million of callable bonds with maturities extendable to over 10 years.
    The provision for loan losses increased from $330,000 in the 2004 quarter to $654,000 in the 2005 quarter. The increase was attributable to the indirect automobile loan portfolio which grew from $274 million at March 31, 2004 to $369 million at December 31, 2004 and $392 million at March 31, 2005. Net charge-offs in the 2005 quarter were $319,000, resulting in an annualized net charge-off rate of 0.33%. The rate of net charge-offs in the year 2004 was 0.40% of average loans outstanding. At March 31, 2005, indirect automobile loans delinquent more than 30 days were $3,127,000, or 0.80% of the portfolio, compared to $3,192,000, or 0.87% of the portfolio, at December 31, 2004. At March 31, 2005, non-accrual loans were $489,000 ($371,000 from the Medford portfolio), repossessed vehicles were $343,000, other real estate owned (from the Medford portfolio) was $1,400,000 and the allowance for loan losses was $21,383,000, or 1.35% of total loans outstanding.
    The decline in non-interest income in the 2005 quarter compared to the 2004 quarter resulted from a $474,000 reduction in fees from mortgage loan prepayments. The increase in non-interest expense between the two periods was attributable primarily to the Mystic acquisition, the opening of a new branch in the fall of 2004, higher premiums for employee medical benefits and higher professional fees resulting primarily from compliance with the requirements of the Sarbanes Oxley Act. In the opinion of management, the added expense to comply with such requirements greatly exceeded the minimal benefit derived.
    Excluding the increases resulting from the Mystic acquisition and indirect automobile loan originations, the loan portfolio remained relatively unchanged during the 2005 quarter. Increased competition for loans resulted in irrational pricing by some other banks which the Company was not inclined to match. Excluding the increase resulting from the Mystic acquisition, deposits grew approximately $37.2 million, or 4.8%, in the 2005 quarter. Of that growth, approximately $22.6 million took place at the Medford branches due in part to promotional programs offered.

    The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)


                                  March 31,  December 31,   March 31,
                                     2005         2004         2004
                                -----------  -----------  ------------
             ASSETS
            --------
Cash and due from banks         $   10,491   $    8,937   $   14,886
Short-term investments             133,549      127,928      140,402
Securities available for sale      366,374      260,852      285,768
Securities held to maturity
 (market value of $895, $914
   and $1,308, respectively)           875          889        1,272
Restricted equity securities        22,557       17,444       14,239
Loans                            1,586,884    1,269,637    1,129,540
Allowance for loan losses          (21,383)     (17,540)     (16,388)
                                -----------  -----------  -----------
   Net loans                     1,565,501    1,252,097    1,113,152
                                -----------  -----------  -----------
Other investment                     4,438        4,456        4,256
Accrued interest receivable          8,189        5,801        5,306
Bank premises and equipment, net    11,647        3,900        2,683
Other real estate owned              1,400            -            -
Deferred tax asset                   8,434        9,980        8,109
Prepaid income taxes                 1,513          270            -
Core deposit intangible             11,249            -            -
Goodwill                            36,605            -            -
Other assets                         2,172        1,945        1,135
                                -----------  -----------  -----------
   Total assets                 $2,184,994   $1,694,499   $1,591,208
                                ===========  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits                        $1,143,461   $  773,958   $  709,641
Borrowed funds                     397,552      320,171      267,281
Subordinated debt                   12,310            -            -
Mortgagors' escrow accounts          5,961        4,464        5,253
Income taxes payable                     -            -        1,734
Accrued expenses and other
 liabilities                        13,402       10,893       11,146
                                -----------  -----------  -----------
   Total liabilities             1,572,686    1,109,486      995,055
                                -----------  -----------  -----------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -            -
  Common stock, $0.01 par value;
   200,000,000 shares
   authorized; 62,996,235
   shares, 60,477,939 shares and
   60,275,256 shares issued,
   respectively                        630          605          603
  Additional paid-in capital       511,768      471,799      470,248
  Retained earnings, partially
   restricted                      132,196      144,081      157,439
  Accumulated other
   comprehensive income (loss)      (1,028)         560        2,411
  Treasury stock, at cost -
   1,336,799 shares,
   1,335,299 shares and
   1,335,299 shares,
   respectively                    (17,040)     (17,017)     (17,017)
  Unearned compensation -
   recognition and retention
   plans                           (10,241)     (10,963)     (13,233)
  Unallocated common stock held
   by ESOP - 729,355 shares,
   743,221 shares and 788,323
   shares, respectively             (3,977)      (4,052)      (4,298)
                                -----------  -----------  -----------
     Total stockholders' equity    612,308      585,013      596,153
                                -----------  -----------  -----------
     Total liabilities and
      stockholders' equity      $2,184,994   $1,694,499   $1,591,208
                                ===========  ===========  ===========





               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)


                                                 Three months ended
                                                       March 31,
                                               -----------------------
                                                    2005        2004
                                               ----------- -----------
Interest income:
  Loans                                         $  21,724  $   15,059
  Debt securities                                   2,267       1,506
  Marketable equity securities                         74          78
  Restricted equity securities                        219          70
  Short-term investments                              846         298
                                               ----------- -----------
   Total interest income                           25,130      17,011
                                               ----------- -----------

Interest expense:
  Deposits                                          4,559       2,697
  Borrowed funds                                    3,382       2,139
  Subordinated debt                                   135           -
                                               ----------- -----------
   Total interest expense                           8,076       4,836
                                               ----------- -----------
Net interest income                                17,054      12,175
Provision for loan losses                             654         330
                                               ----------- -----------
   Net interest income after provision for loan
    losses                                         16,400      11,845
                                               ----------- -----------

Non-interest income:
  Fees and charges                                    851       1,121
  Gains on sales of securities, net                   594         581
  Other income                                        174         179
                                               ----------- -----------
   Total non-interest income                        1,619       1,881
                                               ----------- -----------

Non-interest expense:
  Compensation and employee benefits                3,950       3,262
  Occupancy                                           704         417
  Equipment and data processing                     1,591         993
  Advertising and marketing                           204         187
  Professional services                               349         153
  Dividend equivalent rights                          363         375
  Merger/conversion                                   382           -
  Amortization of core deposit intangible             593           -
  Other                                               590         454
                                               ----------- -----------
   Total non-interest expense                       8,726       5,841
                                               ----------- -----------

Income before income taxes                          9,293       7,885
Provision for income taxes                          3,761       3,233
                                               ----------- -----------
   Net income                                   $   5,532  $    4,652
                                               =========== ===========

Earnings per common share:
   Basic                                       $     0.09  $     0.08
   Diluted                                           0.09        0.08

Weighted average common shares outstanding
 during the period:
   Basic                                       59,944,866  57,076,261
   Diluted                                     60,737,986  58,055,753





               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs


                                         Three months ended March 31,
                                       -------------------------------
                                                     2005
                                       -------------------------------
                                                              Average
                                          Average   Interest   yield/
                                          balance      (1)      cost
                                       ------------ --------  --------
                                           (Dollars in thousands)
Assets
-------
Interest-earning assets:
  Short-term investments                $  139,702  $   846     2.46 %
  Debt securities (2)                      317,408    2,295     2.89
  Equity securities (2)                     31,740      320     4.08
  Mortgage loans (3)                     1,109,888   16,670     6.01
  Money market loan participations             172        1     2.44
  Other commercial loans (3)                77,580    1,106     5.70
  Indirect automobile loans (3)            389,468    3,897     4.06
  Other consumer loans (3)                   2,959       50     6.76
                                        ----------- -------
   Total interest-earning assets         2,068,917   25,185     4.87 %
                                                    -------   --------
Allowance for loan losses                  (20,156)
Non-interest earning assets                 90,180
                                        -----------
   Total assets                         $2,138,941
                                        ===========

Liabilities and Stockholders' Equity
------------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                         $   96,909       35     0.15 %
   Savings accounts                        159,470      548     1.39
   Money market savings accounts           294,652      947     1.30
   Certificate of deposit accounts         472,052    3,028     2.60
                                        ----------- -------
     Total deposits                      1,023,083    4,558     1.81
  Borrowed funds                           403,962    3,381     3.35
  Subordinated debt                         11,032      136     4.93
                                        ----------- -------
     Total interest bearing liabilities  1,438,077    8,075     2.28 %
                                                    -------   --------
Non-interest-bearing demand
    checking accounts                       66,140
Other liabilities                           17,058
                                        -----------
     Total liabilities                   1,521,275
Stockholders' equity                       617,666
                                        -----------
     Total liabilities and
      stockholders' equity              $2,138,941
                                        ===========
Net interest income (tax equivalent
 basis)/interest rate spread (4)                     17,110     2.59 %
                                                              ========
Less adjustment of tax exempt income                     55
                                                    -------
Net interest income                                 $17,055
                                                    =======
Net interest margin (5)                                         3.31 %
                                                              ========


                                         Three months ended March 31,
                                        ------------------------------
                                                     2004
                                        ------------------------------
                                                               Average
                                          Average   Interest   yield/
                                          balance      (1)      cost
                                        ----------- --------  --------
                                            (Dollars in thousands)
Assets
-------
Interest-earning assets:
  Short-term investments                $  121,359  $   298     0.98 %
  Debt securities (2)                      276,666    1,515     2.19
  Equity securities (2)                     24,111      177     2.94
  Mortgage loans (3)                       830,366   12,251     5.90
  Money market loan participations           1,726        5     1.16
  Other commercial loans (3)                30,441      426     5.60
  Indirect automobile loans (3)            246,542    2,335     3.80
  Other consumer loans (3)                   2,240       42     7.50
                                        ----------- -------
   Total interest-earning assets         1,533,451   17,049     4.44 %
                                                    -------   --------
Allowance for loan losses                  (16,347)
Non-interest earning assets                 34,389
                                        -----------
   Total assets                         $1,551,493
                                        ===========

Liabilities and Stockholders' Equity
------------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                         $   61,245       20     0.13 %
   Savings accounts                         38,330       94     0.98
   Money market savings accounts           293,923      938     1.28
   Certificate of deposit accounts         255,015    1,645     2.59
                                        ----------- -------
     Total deposits                        648,513    2,697     1.67
  Borrowed funds                           253,160    2,139     3.34
  Subordinated debt                              -        -        -
                                        ----------- -------
     Total interest bearing liabilities    901,673    4,836     2.15 %
                                                    -------   --------
Non-interest-bearing demand
    checking accounts                       32,833
Other liabilities                           15,747
                                        -----------
     Total liabilities                     950,253
Stockholders' equity                       601,240
                                        -----------
     Total liabilities and
      stockholders' equity              $1,551,493
                                        ===========
Net interest income (tax equivalent
 basis)/interest rate spread (4)                     12,213     2.29 %
                                                              ========
Less adjustment of tax exempt income                     38
                                                    -------
Net interest income                                 $12,175
                                                    =======
Net interest margin (5)                                         3.19 %
                                                              ========



(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4) Net interest spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                                 Three months ended
                                                      March 31,
                                               -----------------------
                                                    2005        2004
                                               -----------------------

Performance Ratios (annualized):
Return on average assets                            1.03 %      1.20 %
Return on average stockholders' equity              3.58 %      3.09 %
Interest rate spread                                2.59 %      2.29 %
Net interest margin                                 3.31 %      3.19 %

Dividends paid per share during period           $ 0.285     $ 0.285


                                           At         At         At
                                        March 31,  Dec. 31,  March 31,
                                           2005      2004       2004
                                        --------- --------- ---------
                                         (dollars in thousands except
                                                per share data)
Capital Ratio:
Stockholders' equity to total assets       28.02 %   34.52 %   37.47 %

Asset Quality:
Non-performing loans                     $   489   $   111    $   18
Non-performing assets                      2,232       439        84
Allowance for loan losses                 21,383    17,540    16,388
Allowance for loan losses as a percent of
 total loans                                1.35 %    1.38 %   1.45 %
Non-performing assets as a percent of
 total assets                               0.10 %    0.03 %   0.01 %

Per Share Data:
Book value per share                     $  9.93   $  9.89   $ 10.11
Tangible book value per share               9.15      9.89     10.11
Market value per share                     14.90     16.32     15.95


    CONTACT: Brookline Bancorp, Inc.
             Paul R. Bechet, 617-730-3500
             Chief Financial Officer